UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: August 9, 2004

Date of earliest event reported: August 6, 2004

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

717) 733-4101

Item 5. Other Events and Regulation FD Disclosure

On or about August 10, 2004, D&E Communications, Inc. (“D & E”) anticipates that it will enter into a formal agreement with Citizens Communications Company (“Citizens”) regarding the purchase by D&E from Citizens of 1,333,500 shares of D&E’s common stock. The press release containing the announcement of the execution of the agreement is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 12. Results of Operations and Financial Condition

The following information is being furnished pursuant to Item 12: On August 6, 2004, D&E Communications, Inc. issued the press release summarizing the quarter ended June 30, 2004 earnings, which is attached hereto as Exhibit 99, and incorporated into this Item 12 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, D&E Communications, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

D&E COMMUNICATIONS, INC.
By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President,
Chief Financial Officer and Treasurer

Date: August 9, 2004

Exhibit Index

Exhibit 99 – Press Release dated August 6, 2004.